EXHIBIT 23.2
CONSENT OF EARL M. COHEN, C.P.A., P.A.


                           EARL M. COHEN, C.P.A., P.A.
                           Certified Public Accountant
                     2505 N.W. Boca Raton Blvd., Suite 202,
                               Boca Raton, Florida
                     Tel: (561) 347-1608  Fax: (561)417-9984


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated June 17, 2004, relating to the consolidated financial statements of Crown International, Inc., appearing in the Annual Report of Crown International, Inc. on Form 10-KSB for the fiscal year ended March 31, 2004, filed with the Securities and Exchange Commission on July 13, 2004.



/s/ Earl M. Cohen , C.P.A., P.A.
--------------------------------
Earl M. Cohen , C.P.A., P.A.


Boca Raton, Florida
March 23, 2005


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